UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K
_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2026
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Sable Offshore Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-40111 (Commission File Number)	85-3514078 (I.R.S. Employer Identification Number)

845 Texas Avenue, Suite 2920
Houston, TX		77002
(Address of principal executive offices)		(Zip code)
(713) 579-6161
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001	SOC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On August 19, 2026, the United States District Court for the Central District of California (the “Court”) issued an order addressing various motions in the following cases in which Sable Offshore Corp. (“Sable” or the “Company”) is a party, a real party in interest, or is otherwise interested: United States of America, et al. v. Plains All American Pipeline L.P., et al (2:20-cv-02415) (“U.S. v. Plains”), State of California v. Chris Wright, et al. (2:26-cv-03396) (“California v. Wright”), Sable Offshore Corp., et al. v. Armando Quintero (2:26-cv-02739) (the “Sable v. Quintero”), and Center for Biological Diversity, et al. v. California Department of Forestry and Fire Protection, et al. (2:26-cv-05242) (“CBD v. CDFFP”).
In U.S. v. Plains, the Court granted the United States’ motion to modify the 2020 consent decree signed by the parties to the litigation (the “Consent Decree”) by substituting the Pipeline and Hazardous Materials Administration (“PHMSA”) for the California Office of the State Fire Marshal (“OSFM”) as the regulatory authority overseeing pipeline operations and dismissing Plains All American Pipeline L.P. from the Consent Decree. Further, the Court granted, in part, California’s motion to enforce the Consent Decree, finding that Sable violated the Consent Decree by restarting operations without OSFM authorization. However, the Court declined to grant the requested injunctive relief ordering Sable to shut down the onshore segments of the Santa Ynez Pipeline System (“SYPS”), finding the Company is no longer in violation of the Consent Decree given PHMSA approved the Restart Plan, and instead, imposed a penalty of $1.449 million on the Company. The Court also denied the United States’ motion to terminate the Consent Decree.
In U.S. v. Wright, the Court denied plaintiff California’s motion for a preliminary injunction enjoining the Pipeline Capacity Prioritization and Allocation Order (the “DPA Order”) issued by United States Secretary of Energy Chris Wright pursuant to delegated authority of the Defense Production Act. The Court found that California failed to demonstrate “even serious questions on the merits…” of the validity of the DPA Order. On August 20, 2026, the State of California filed notice of appeal of the Court’s order denying the motion for preliminary injunction and stay.
In Sable v. Quintero, the Court declared that the DPA Order bars the California Department of Parks and Recreation from bringing any legal action to prevent Sable from complying with the DPA Order by operating the onshore portions of the SYPS. The Court’s declaratory judgment was entered as a matter of law and the case is now closed. According to the Court’s order, the Court’s declaration is also dispositive in the parallel case, California Department of Parks and Recreation v. Sable Offshore Corp., et al. (2:26-cv-02946), alleging trespass by the Company and the Court invited Sable to file a motion for summary judgment in that proceeding. On August 21, 2026, the defendant filed notice of appeal of the Court’s order.
In CBD v. CDFFP, the Court granted the plaintiff’s motion to remand the case to the Santa Barbara Superior Court. However, the Court “note[d] that, pursuant to this Order and the doctrine of collateral estoppel, due to the preemptive authority of the DPA Order, a state court may not impose or enforce state laws that might burden Sable from complying with the DPA Order. Also, to the extent that the state court case relates to now-modified portions of the Consent Decree, those issues are now moot.”
The foregoing description of the order is qualified in its entirety by reference to the order attached hereto as Exhibit 99.1.
The information contained in this Current Report on Form 8-K is summary information that is intended to be considered in the context of the Company’s Securities and Exchange Commission filings and other public announcements. The Company undertakes no duty or obligation to publicly update or revise this information, although it may do so from time to time.
The information furnished pursuant to this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.
Item 9.01    Financial Statements and Exhibits.
(d) The following exhibits are filed with this report:

Exhibit No.	Description of Exhibits
99.1	United States District Court, Central District of California, Civil Minutes-General, dated August 19, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sable Offshore Corp.

Date:	August 24, 2026	By:	/s/ Gregory D. Patrinely
		Name:	Gregory D. Patrinely
		Title:	Executive Vice President and Chief Financial Officer